EXHIBIT NO. 10.156


                  TRUST AND RETENTION AGREEMENT




                              among


            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                INTERNATIONAL FINANCE CORPORATION


   DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH


                               and


                    WILMINGTON TRUST COMPANY




                  Dated as of the Closing Date


                 TRUST AND RETENTION AGREEMENT


TRUST AND RETENTION AGREEMENT, dated as of the Closing Date (this "Agreement"), among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company registered under the Nepalese Company Act, 2021 (the "Company"), INTERNATIONAL FINANCE CORPORATION, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG") (both DEG and IFC hereinafter being collectively referred to as the "Lenders") and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                     PRELIMINARY STATEMENTS

     The Company has been granted the right to build, own and operate a 36 MW (nominal net) hydroelectric power plant in the Sindhupalchok District in Nepal.

     IFC is willing to provide financing for the Project pursuant to the terms of that certain IFC Investment Agreement dated as of the Closing Date between the Company and IFC (the "IFC Investment
Agreement").

     DEG is willing to provide financing for the Project pursuant to the terms of that certain DEG Investment Agreement dated as of the Closing Date between the Company and DEG (the "DEG Investment Agreement", and together with the IFC Investment Agreement, the "Investment Agreement")).

     The Company, IFC and DEG have entered into that certain
Investment Agreement General Conditions dated as of the Closing
Date (the "General Conditions").

     It is a condition precedent to the obligations of each of the Lenders under the Investment Agreement that this Agreement shall have been entered into by the parties hereto.

NOW, THEREFORE, IT IS AGREED:

                           ARTICLE 1

           DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions and (ii) the principles of construction set forth in Schedule A to the General Conditions shall apply.

                           ARTICLE 2

                     APPOINTMENT OF TRUSTEE

 ESTABLISHMENT OF THE TRUST AND THE OFFSHORE RETENTION ACCOUNT

     Section 2.1    Acceptance of Appointment ofTrustee.

     (a) The Lenders hereby appoint Wilmington Trust Company to act as trustee hereunder in accordance with the terms hereof for the benefit of the Lenders. The Trust Agreement dated as of November 7, 1997 by and between Wilmington Trust Company and IFC is hereby superseded by this Agreement. Wilmington Trust Company hereby agrees to act as trustee hereunder, in accordance with the terms set forth herein, and to accept all cash, payments, other amounts and investments delivered to or held by the Trustee pursuant to the terms of this Agreement, or through the Trustee's Designee, pursuant to the terms of the Nepal Agency and Retention Agreement. The Trustee shall hold and safeguard the Offshore Retention Account and, through its Designee, shall hold the Nepal Retention Account during the term of this Agreement or the Nepal Agency and Retention Agreement (as applicable) and shall treat the cash, instruments and securities in the Offshore Retention Account or the Nepal Retention Account as funds, instruments and securities owned and pledged by the Company to the Trustee for the benefit of the Lenders, pursuant to this Agreement and the other Security Documents, to be held in the custody of the Trustee, as trustee solely for the benefit of the Lenders, in trust in accordance with the provisions of this Agreement or the Nepal Agency and Retention Agreement (as applicable).

     (b) Wilmington Trust Company accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only in accordance with the terms of this Agreement and the Security Documents. Wilmington Trust Company shall not be answerable or accountable except (i) for its or the Trustee's own willful misconduct, bad faith, gross negligence, simple negligence in the handling of funds or material breach of its obligations, (ii) in the case of the inaccuracy of any representation or warranty, or in the case of its failure to perform any covenant made by Wilmington Trust Company in its individual capacity, contained in Section 2.2(e) or Section 10.2 hereof, or (iii) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement. Without limiting the obligations and liabilities of Wilmington Trust Company to the Lenders and the Company under the preceding sentence, in performing its functions and duties under this Agreement, the Trustee shall act solely as trustee for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward the Company except as expressly contemplated by this Agreement or any relationship of agency or trust with or for the Company or any Affiliate of the Company.

     (c) Neither the Company nor any Affiliate of the Company shall have any rights against the Trustee hereunder, as a third party beneficiary or otherwise, including, without limitation, any right to direct the Trustee to distribute or allocate any funds in the Offshore Retention Account or the Nepal Retention Account, except as provided in the following sentence and except with respect to amounts deposited in the Holding Account. Any withdrawal, transfer or investment made or caused to be made by the Company in accordance with the provisions hereof is expressly understood to be made with the permission of the Lenders in the exercise of its exclusive possession of, and dominion and control over, the Offshore Retention Account and the Nepal Retention Account, through its agent, the Trustee.

     (d) It is agreed by and among the Company, the Lenders and the Trustee that, in the absence of an express provision to the contrary contained in a Security Document, the Lenders (or either Lender in the case of an affirmative instruction to exercise a Post-Default Remedy) shall have exclusive authority to give instructions to the Trustee. For purposes of this Section 2.1(d), "Post-Default Remedy" shall mean any right or remedy provided to the Trustee under a Security Document that may be exercised by the Trustee only following the occurrence of a Default or an Event of Default.

     Section 2.2    Establishment of Offshore Retention Account.

     (a) The Trustee hereby establishes in the Company's name a special, segregated and irrevocable cash collateral account with the Trustee at its office in Wilmington, Delaware entitled "Bhote Koshi Power Company Private Limited Offshore Retention Account" (Account Number 43370-0) (the "Offshore Retention Account") and the following sub-accounts:

                    (i)  a sub-account entitled "Bhote Koshi
               Power Company Private Limited Revenue Sub-Account"
               (Account Number 43370-1) (the "Revenue Sub-
               Account");

                    (ii) a sub-account entitled "Bhote Koshi
               Power Company Private Limited Operations and
               Maintenance Sub-Account" (Account Number 43370-2) (the "Operations and Maintenance Sub-Account");

                    (iii)     a sub-account entitled "Bhote Koshi
               Power Company Private Limited Debt Payment Sub-
               Account" (Account Number 43370-3) (the "Debt
               Payment Sub-Account");

                    (iv) a sub-account entitled "Bhote Koshi
               Power Company Private Limited Debt Service Reserve
               Sub-Account" (Account Number 43370-4) (the "Debt
               Service Reserve Sub-Account");

                    (v)  a sub-account entitled "Bhote Koshi
               Power Company Private Limited Maintenance Reserve
               Sub-Account" (Account Number 43370-5) (the
               "Maintenance Reserve Sub-Account");

                    (vi) a sub-account entitled "Bhote Koshi
               Power Company Private Limited Construction Sub-Account" (Account Number 43370-6) (the "Construction Sub-Account"), which shall be maintained until the Trustee receives from the Lenders a Lender Completion Notice;

                    (vii)     a sub-account entitled "Bhote Koshi
               Power Company Private Limited Insurance Proceeds
               Sub-Account" (Account Number 43370-7) (the
               "Insurance Proceeds Sub-Account");

                    (viii)    a sub-account entitled "Bhote Koshi
               Power Company Private Limited Liquidated Damages
               Sub-Account" (Account Number 43370-8) (the
               "Liquidated Damages Sub-Account");

                    (ix) a sub-account entitled "Bhote Koshi
               Power Company Private Limited Deficiency Sub-
               Account" (Account Number 43370-9) (the "Deficiency
               Sub-Account"); and

                    (x)  a sub-account entitled "Bhote Koshi
               Power Company Private Limited Cash Sub-Account"
               (Account Number 43371-0) (the "Cash Sub-Account").

     (b) All right, title and interest in and to the Offshore Retention Account and the funds in the Offshore Retention Account and investments made with funds from the Offshore Retention Account, including all income or gain thereon, shall be vested in the Trustee for the benefit of the Lenders and, upon payment in full of all Obligations and termination of all obligations of the Lenders under the Loan Documents, the Company. Amounts deposited in the Offshore Retention Account shall be applied by the Trustee as provided in this Agreement. All such amounts shall constitute a part of the Collateral and shall not constitute payment of any of the Obligations under the Loan Documents (including, without limitation, any obligation in respect of principal, interest, premium, fees or expenses) until received by the Lenders as hereinafter provided.

     (c) (i) The Trustee shall deposit all Proceeds, proceeds of Disbursements and any other amounts (other than Rupees) received by the Trustee (or transferred to the Trustee from the Nepal Retention Account) in respect of the Company or the Project into the Offshore Retention Account on the day such amounts are received. If any such amounts are received in any currency other than Dollars, the Trustee shall convert such amounts to Dollars at the then applicable exchange rate available to the Trustee in the normal course of business. Additionally, the Trustee shall convert any payments required to be made to any Lender hereunder in any currency other than Dollars at the then applicable exchange rate available to the Trustee in the normal course of business. All monies in the Offshore Retention Account shall, to the extent possible, be invested in the name of the Trustee in such Cash Equivalents denominated in Dollars as the Company directs in writing. Failing such direction or in the event the Trustee receives monies after 12:00 p.m. (Wilmington, Delaware time) on any day, such monies shall be invested daily on an overnight basis in Default Investments (as hereinafter defined) or such other investments as may be approved by the Lenders. ("Default Investments" means United States Securities and Exchange Commission registered money market mutual funds conforming to Rule 2a-7 of the Investment Company Act of 1940,
15 U.S.C. 80a1, et seq., as from time to time amended, that invest primarily in direct obligations backed by those obligations, including funds for which the Trustee or an Affiliate of the Trustee acts as an advisor, and rated in the highest category by a nationally recognized rating agency.) Interest and other income or gain earned in respect of any monies deposited in a sub-account shall be credited to the same sub-account.

          (ii) All monies and Cash Equivalents shall be "Delivered" to the Trustee for deposit in the Offshore Retention
Account in accordance with the following procedures:

          1. with respect to banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(ii) of the Uniform Commercial Code of any applicable jurisdiction (the "UCC") and are susceptible to physical delivery and certificated securities, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name, of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-313 of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian (all of the foregoing "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof:

          2. with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations (all of the foregoing "Government Book-Entry Securities"), the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Government Book-Entry Securities to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Government Book-Entry Securities solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such trust account property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation therein;

          3. the perfection and priority of a security interest in certificated or uncertificated securities which is governed by the law of a jurisdiction which has adopted the 1994 Revision to
Article 8 of the UCC:

               (a) with respect to Physical Property (other than certificated securities), transfer thereof to the Trustee by physical delivery to the Trustee, endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Physical Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

               (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                         (i)  by physical delivery of such
          certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Trustee or endorsed in blank; or

                         (ii) by physical delivery of such
          certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially endorsed to the Trustee by an effective endorsement.

               (c) with respect to any Government Book-Entry Security, the following procedures, all in accordance with applicable law, including applicable federal regulations and
     Article 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Government Book-Entry Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

               (d) with respect to any item of Collateral that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) (an "Uncertificated Security") and that is not governed by clause (c) above, transfer thereof:

                         (i)(A)    by registration to the Trustee
          as the registered owner thereof, on the books and records of the issuer thereof; or

                            (B)    by another Person (not a
          securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee; or

                         (ii) the issuer thereof has agreed that
          it will comply with instructions originated by the Trustee without further consent of the registered owner thereof.

               (e) in each case of delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement;

               (f) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC)

                         (i)  if a securities  intermediary (A)
          indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee of (I) a specific certificated security in the securities intermediary's possession,
          (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

     4. with respect to any Uncertificated Security (i) if the issuer of the Uncertificated Security is organized under the laws of an Old Article 8 Jurisdiction, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian; and (ii) if the issuer of the Uncertificated Security is organized under the laws of a jurisdiction that has adopted Revised Article 8, (A) the issuer registers the Trustee as the registered owner thereof or (B) the Trustee otherwise satisfies the requirements of Section 8-106(c) of Revised Article 8.

     For purposes of this Agreement, (i) "Financial Asset" means a "financial asset" within the meaning of Section 8-102(a)(9) of Revised Article 8 of the UCC; (ii) "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to
Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws; (iii) "Securities Intermediary" means a "securities intermediary" within the meaning of Sections 8-102(a)(14) of Revised Article 8; (iv) "Security Certificate" means a "securities certificate" within the meaning of Section 8-102(a)(16) of Revised Article 8; and (v) "Security Entitlement" means a "securities entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

     (iii) Each of Wilmington Trust Company and the Trustee agrees that it will comply with instructions or entitlement orders of IFC or DEG without further consent of the Company as registered owner or entitlement holder of any Uncertificated Securities and investment property held in the Offshore Retention Account.

     (d) The Trustee shall (i) within five (5) Business Days after receipt of any written request by the Company or the Lenders, provide the Company or each of the Lenders with such information as the Company or the Lenders may specify regarding all Cash Equivalents (including, without limitation, categories, amounts, maturities and issuers) and any other investments made by the Trustee pursuant hereto and regarding amounts available in the Offshore Retention Account for Debt Service or otherwise and
(ii) upon the written request and at the expense of the Company, arrange with the Company for a mutually convenient time for a financial officer or an authorized representative of the Auditors to visit the office of the Trustee to examine and take copies of records relating to and instruments evidencing the Cash Equivalents held by the Trustee pursuant hereto.

     (e) Each of Wilmington Trust Company and the Trustee agrees, for itself only, for the benefit of the Lenders and the Company that it shall not create or incur any Lien (i) upon or with respect to the Collateral, including without limitation, the Offshore Retention Account or the Nepal Retention Account, except the Lien of the Security Documents, or (ii) upon or with respect to the Holding Account, and that it will take such action, at its own expense, as shall be necessary to duly discharge any such Lien.

     (f) The Company shall forthwith from time to time upon request deliver to the Trustee such resolutions, mandates, authorities, documents, specimen signatures and other matters as the Trustee may require and which are for the time being in effect to enable the Offshore Retention Account, including all sub-accounts, and the Holding Account to be opened, maintained and operated in accordance with this Agreement. The Company hereby appoints the Trustee and each of the Lenders as its attorneys-in-fact to act on the Company's behalf and in the Company's name or otherwise, at such time and in such manner as either the Trustee or either of the Lenders may think fit, to do anything which the Company is required to do under this Agreement in relation to the creation, protection, preservation or enforcement of the Security and which the Company fails duly to do. The Company hereby ratifies and confirms and agrees to ratify and confirm whatever the Trustee or either of the Lenders shall do in the exercise or purported exercise in good faith of any such power of attorney.

     Section 2.3 Establishment of the Holding Account. The Trustee hereby establishes in the Company's name a special and segregated account with the Trustee at its office in Wilmington, Delaware entitled "Bhote Koshi Power Company Private Limited Holding Account" (Account Number 43372-0) (the "Holding Account"). The Holding Account shall not be subject to any Lien in favor of, or subject to any restriction whatsoever benefiting, the Lenders and amounts deposited in the Holding Account may be used by the Company for any purpose the Company wishes. The Trustee shall apply amounts on deposit in the Holding Account from time to time as directed by the Company in a written notice to the Trustee.

     Section 2.4 Description of the Collateral; Security Interest in the Offshore Retention Account. Pursuant to the Security Agreement and Assignment, the Company has assigned, mortgaged or pledged to the Trustee, for the benefit of the Lenders, the Collateral, including without limitation: (i) all of the right, title and interest of the Company in, to, or under the assignable assets of the Company relating to the Project, including without limitation the PPA, the Project Agreement, the Operations and Maintenance Agreement, the Services Agreements, the EPC Contract and all other Principal Documents; (ii) all of the right, title and interest of the Company to or under the mortgageable assets of the Company relating to the Project, including without limitation the mortgageable immovable assets of the Company and the Company's right of use of the Site; (iii) the Pledged Shares and other Pledged Collateral and all proceeds thereof; and (iv) the Offshore Retention Account and the Nepal Retention Account and all cash, investments and securities at any time on deposit in the Offshore Retention Account or the Nepal Retention Account, including all income or gain earned thereon. The Company hereby confirms such assignment, mortgage and pledge to the Trustee, for the benefit of the Lenders, of all of the Company's right, title and interest in and to the Offshore Retention Account and the Nepal Retention Account, and all cash, investments and securities at any time on deposit therein, as security for the payment of the Obligations. The Trustee is the trustee of the Lenders under the Security Documents for the purpose of receiving payments contemplated hereunder and, through its Designee, contemplated under the Nepal Agency and Retention Agreement and is also the trustee on behalf of the Lenders for the purpose of perfecting the security interest of the Lenders in and creating in favor of the Trustee and/or the Lenders legal, valid, and enforceable first priority Liens on all of the Collateral, including, without limitation, the Offshore Retention Account and the Nepal Retention Account and all cash, investments and securities and any proceeds thereof at any time on deposit in the Offshore Retention Account or the Nepal Retention Account. Until (x) all of the Obligations owing to the Lenders are paid in full and all obligations of the Lenders under the Loan Documents are terminated, and (y) a period of one hundred twenty (120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (x) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to either of the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, the Offshore Retention Account and the Nepal Retention Account shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee (or the Trustee's Designee), as trustee for the Lenders.

     Section 2.5 Rupee Deposits. The Company agrees to cause all amounts payable to or for the benefit of the Company in Rupees (including, without limitation, all revenues under the PPA and all refunds of import duties received by the Company in Rupees) to be deposited initially in the Nepal Retention Account. The Trustee shall cause the Designee, as trustee under the Nepal Agency and Retention Agreement, to deposit all such amounts in the Nepal Retention Account. To the extent amounts in the Nepal Retention Account exceed the amount of Rupees which the Company requires to pay Operating and Maintenance Costs payable in Rupees for the following Quarter, determined on the basis of the Annual Budget, and the amount of Rupees required to be deposited in the Nepal Reserve Sub-Account pursuant to Section 3.2(a)(ii) of the Nepal Agency and Retention Agreement, the Trustee shall cause the Designee to convert the excess Rupee amount into Dollars or if Dollars are unavailable, other convertible currencies (in accordance with the procedures set forth in the Nepal Agency and Retention Agreement) and transfer such Dollars or other convertible currencies to (i) the Nepal Dollar Sub-Account, to the extent requested by the Company in a Payment Requisition, or
(ii) to the Trustee for deposit in the Offshore Retention Account. If any excess Rupee amount (excluding Rupees deposited in the Nepal Reserve Sub-Account) is not converted to Dollars or other convertible currencies within 90 days of deposit in the Nepal Retention Account under circumstances in which Nepal Rastra Bank, HMGN or another Governmental Authority in Nepal having power to regulate foreign exchange is not generally permitting conversion of Rupees into Dollars or other convertible currencies or remittance thereof in order to pay obligations denominated in convertible currencies, the Trustee shall cause the Designee, at the request of the Lenders, to withdraw and transfer to the Lenders such excess Rupee amount. Upon receiving Rupees pursuant to this Section 2.5, the Lenders will, if they are able, convert such Rupees to Dollars or other convertible currencies and apply such amount to pay Obligations owing to the Lenders from time to time in accordance with the terms of the Intercreditor Agreement.

                           ARTICLE 3

          DEPOSITS INTO THE OFFSHORE RETENTION ACCOUNT

     Section 3.1    Revenue Sub-Account Deposits.

     (a) All amounts (other than Rupees) received by the Trustee in respect of the Company or the Project shall be deposited on the day of receipt in the Offshore Retention Account and, unless otherwise specified in this Article 3, into the Revenue Sub-Account. If any such amounts are received in any currency other than Dollars, the Trustee shall convert such amounts to Dollars at the then applicable exchange rate available to the Trustee in the normal course of business. The Company agrees, and confirms that it has so instructed each of the other parties to the Third Party Agreements, the Share Retention and Project Funds Agreement and each of the Subscription Agreements, that all payments due or to become due to the Company under each such agreement (except for payments contemplated to be deposited in the Nepal Retention Account) shall be made directly to the Trustee for deposit in the Revenue Sub-Account (except as otherwise specified in this Article 3). The Company agrees to cause all other amounts payable to or for the benefit of the Company (including without limitation Sales Proceeds, amounts received in respect of a Special Buyout Event and cash on hand on the Financial Closing
Date) to be made directly to the Trustee for deposit in the Revenue Sub-Account, except as otherwise specified hereunder or in the Nepal Agency and Retention Agreement. In the event that, notwithstanding the foregoing, any such payments or other amounts are received by the Company, the Company shall promptly pay, endorse, transfer and deliver such payments or other amounts, as the case may be, to the Trustee for deposit in the Revenue Sub-Account, and, until such delivery, the Company shall hold such payments and other amounts, as the case may be, in the same form as received in trust for the Trustee.

     (b) On the Commercial Operation Date, the Trustee shall withdraw from the Construction Sub-Account and deposit in the Revenue Sub-Account $1,500,000.

     (c) The Trustee shall deposit any Liquidated Damages Proceeds received in respect of delays pursuant to the EPC Contract or the EPC Performance Guarantees and all Insurance Proceeds relating to delays (including proceeds of any claim under Delay in Start-Up or Advance Loss of Profits or Business Interruption coverages) in the Revenue Sub-Account immediately upon receipt thereof.

     (d) After the Commercial Operation Date, the Trustee shall deposit in the Revenue Sub-Account all refunds of import duties received by the Company in Dollars.

     Section 3.2 Operations and Maintenance Sub-Account Deposits. On the first Business Day of each Quarter commencing after the Commercial Operation Date, the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Operations and Maintenance Sub-Account an amount equal to (i) the product of
(x) Operating and Maintenance Costs payable in currencies other than Rupees budgeted for such Quarter in the Annual Budget, multiplied by (y) 1.10, minus (ii) the amount then on deposit in the Operations and Maintenance Sub-Account, as set forth in a Debt Service and Reserve Deposit Certificate or Correction Notice. The Trustee shall promptly notify each of the Lenders and the Company if, according to a calculation made by the Trustee based on the most recent Annual Budget delivered to the Trustee under Section 9.1(a) hereof, the amount set forth in a Debt Service and Reserve Deposit Certificate for deposit in the Operations and Maintenance Sub-Account is incorrect and stating the reasons therefor. No transfer shall be made until such amount is corrected.

     Section 3.3    Debt Payment Sub-Account Deposits.

     (a) On the first Business Day of each Month commencing after the earlier to occur of the Commercial Operation Date and September 15, 1999 after making any withdrawal required on such date pursuant to Section 3.2 hereof, the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Debt Payment Sub-Account an amount equal to one-sixth (1/6) of the aggregate Debt Service payable on the Loans on the next scheduled Payment Date, as set forth in a Debt Service and Reserve Deposit Certificate or Correction Notice, until the balance therein equals aggregate Debt Service payable on the Loans on the next scheduled Payment Date. The amount required to be deposited in the Debt Payment Sub-Account pursuant to this Section 3.3(a) in connection with the DEG Loan shall be calculated on a semi-annual basis at the time of the preceding Interest Payment Date or at such other time as a Debt Service and Reserve Deposit Certificate or Correction Notice is delivered to the Trustee on the basis of the Deutsche Mark to US$ exchange rate available to the Trustee in the normal course of business. Notwithstanding anything contained herein to the contrary, the amount required to be retained in the Debt Payment Sub-Account in connection with the B Loan pursuant to this Section 3.3(a) shall be determined on the basis of any Hedging Transactions plus the B Loan Spread made by the Company, and the Debt Service and Reserve Deposit Certificate or Correction Notice of any Lender shall specify an amount to be retained in accordance with this Section 3.3(a).

     (b) At the direction of the Lenders, the Trustee shall deposit in the Debt Payment Sub-Account any or all proceeds of any Deficiency Loan or Deficiency Subscription received in respect of a Project Funds Shortfall.

     Section 3.4 Maintenance Reserve Sub-Account Deposits. On the Commercial Operation Date, the Company shall deposit into the Maintenance Reserve Sub-Account $55,000. On the first Business Day of January of each year thereafter, after making any withdrawal required on such date pursuant to Section 3.2 or 3.3 hereof, the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Maintenance Reserve Sub-Account an amount equal to the Maintenance Reserve Requirement. In addition, the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Maintenance Reserve Sub-Account from time to time an amount sufficient to replenish any funds withdrawn from the Maintenance Reserve Sub-Account pursuant to Section 4.6(b) hereof, subject to and in accordance with the priorities set forth in Section 4.2 hereof.

     Section 3.5    Debt Service Reserve Sub-Account Deposits.
On the earlier to occur of the Commercial Operation Date and February 15, 2000 and on the first Business Day of each Month thereafter, after making any withdrawal required on such date pursuant to Section 3.2, 3.3 or 3.4 hereof, the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Debt Service Reserve Sub-Account an amount equal to (i) the Debt Service Reserve Requirement, less (ii) the amount then on deposit in the Debt Service Reserve Sub-Account, as set forth in a Debt Service and Reserve Deposit Certificate or Correction Notice.
The amount required to be deposited in the Debt Service Reserve Sub-Account pursuant to this Section 3.5 in connection with the DEG Loan shall be calculated on a semi-annual basis at the time of the preceding Interest Payment Date or at such other time as a Debt Service and Reserve Deposit Certificate or Correction Notice is delivered to the Trustee on the basis of the Deutsche Mark to US$ exchange rate available to the Trustee in the normal course of business. Notwithstanding anything contained herein to the contrary, the amount required to be retained in the Debt Service Reserve Sub-Account in connection with the B Loan pursuant to this Section 3.5 shall be determined on the basis of any Hedging Transactions plus the B Loan Spread made by the Company, and the Debt Service and Reserve Deposit Certificate or Correction Notice of any Lender shall specify an amount to be retained in accordance with this Section 3.5.

     Section 3.6 Holding Account Deposits. Provided (i) the Trustee has not received from either of the Lenders a written notice stating that the Company is not permitted, under
Section 6.3 of the General Conditions, to make distributions (unless the Trustee shall have received subsequently written notice from such Lender that distributions may recommence), (ii) each of the Operations and Maintenance Sub-Account, the Debt Payment Sub-Account, the Maintenance Reserve Sub-Account, the Debt Service Reserve Sub-Account, the Nepal Operations and Maintenance Sub-Account and the Nepal Reserve Sub-Account contains funds equal to the maximum amount that would be required to be funded hereunder and under the Nepal Agency and Retention Agreement at the time of the next Payment Date (and prior to making any withdrawals on such Payment Date) (such maximum amount referred to herein as the "Maximum Amount"), (iii) the Operations and Maintenance Sub-Account and the Nepal Operations and Maintenance Sub-Account contain sufficient funds to pay Operating and Maintenance Costs budgeted for the following two (2) Quarters, and (iv) all Sub-Accounts hereunder and under the Nepal Agency and Retention Agreement other than those Sub-Accounts referenced in clauses (ii) and (iii) are funded to the full amount then required to be funded hereunder and under the Nepal Agency and Retention Agreement, at the request of the Company set forth in a Payment Requisition (which may not be delivered prior to the Project Completion Date and thereafter may be delivered on a monthly basis after the Project Completion Date), the Trustee shall withdraw from the Revenue Sub-Account and deposit in the Holding Account funds which are in excess of the amounts required to be on deposit as specified in this Section 3.6, and shall direct the Designee to withdraw from the Nepal Reserve Sub-Account and deposit in the Nepal Holding Account funds which are in excess of the amounts required to be on deposit as specified in this Section 3.6, as specified in a Payment Requisition.
After any deposits of funds in the Holding Account or the Nepal Holding Account during a period between Payment Dates, then until the next Payment Date the Maximum Amount shall be required to be maintained as described above, and such funding shall be in addition to the other funding requirements hereunder (including those set forth in clauses (i), (iii), and (iv) of this Section 3.6).

     Section 3.7    Construction Sub-Account Deposits.

     (a)  The Trustee shall deposit in the Construction Sub-
Account the proceeds of each Disbursement delivered to the Trustee.

     (b) Except as provided in Section 3.3(b) hereof, the Trustee shall deposit in the Construction Sub-Account the proceeds of any Deficiency Loan or Deficiency Subscription received in respect of a Project Funds Shortfall delivered to the Trustee.

     (c)  The Trustee shall deposit in the Construction Sub-
Account all amounts paid pursuant to Section 2.1(a) of any Subscription Agreement and delivered to the Trustee.

     (d) The Trustee shall deposit in the Construction Sub-Account any contractual damages or other amounts (other than Liquidated Damages Proceeds) paid by or on behalf of the EPC Contractor under the EPC Contract, including amounts received from draws under the EPC Performance Guarantee (other than such draws which are in respect of liquidated damages owed by the EPC Contractor under the EPC Contract).

     (e) Prior to the Commercial Operation Date, the Trustee shall, from time to time, withdraw from the Revenue Sub-Account and deposit in the Construction Sub-Account all amounts received from the NEA pursuant to the PPA.

     (f) Prior to the Commercial Operation Date, the Trustee shall deposit in the Construction Sub-Account all refunds of import duties received by the Company in Dollars.

     Section 3.8 Insurance Proceeds Sub-Account Deposits. Except as otherwise provided in Section 3.1(c) hereof, the Company shall remit (or cause to be remitted) to the Trustee for deposit in the Insurance Proceeds Sub-Account all Insurance Proceeds (i) relating to each claim or, if related, aggregate claims in excess of seven hundred fifty thousand Dollars ($750,000) or (ii) received during the occurrence and continuation of an Event of Default, relating to any loss. In addition, the Company shall remit to the Trustee for deposit in the Revenue Sub-Account all Insurance Proceeds relating to any single loss of seven hundred fifty thousand Dollars ($750,000) or less to the extent such Insurance Proceeds are not applied by the Company to repair, restore or replace the Project. The Trustee shall deposit in the Insurance Proceeds Sub-Account all Insurance Proceeds received by the Trustee pursuant to any insurance policies in respect of the Project, except as otherwise provided in this Section 3.8 or Section 3.1(c) hereof. The Trustee shall promptly notify each of the Lenders and the Company of its receipt of Insurance Proceeds.

     Section 3.9 Liquidated Damages Sub-Account Deposits. The Trustee shall deposit in the Liquidated Damages Sub-Account all Liquidated Damages Proceeds (other than Liquidated Damages Proceeds received in respect of delays pursuant to the EPC Contract or the EPC Performance Guarantees) received by the Trustee, including amounts received from draws under the EPC Performance Guarantees to the extent such draws are in respect of liquidated damages (other than for delay) owed by the EPC Contractor under the EPC Contract.

     Section 3.10 Deficiency Sub-Account Deposits. The Trustee shall deposit in the Deficiency Sub-Account all amounts received by the Trustee pursuant to Section 3.2(b) of the Share Retention and Project Funds Agreement.

     Section 3.11 Cash Sub-Account Deposits. The Trustee shall deposit in the Cash Sub-Account all amounts received by the Trustee pursuant to Article 7 of the Share Retention and Project
Funds Agreement.

                           ARTICLE 4

       WITHDRAWALS FROM ACCOUNTS AND FUNDING REQUIREMENTS

     Section 4.1    Special Buyout Event.

     (a) Upon the occurrence and during the continuation of a Special Buyout Event, the Trustee shall accumulate all monies then held by the Trustee and, unless the Lenders shall otherwise direct in writing, shall not pay to the Company or any other Person other than the Lenders any amounts of money held by the Trustee pursuant to this Agreement; provided, however, that the Trustee (i) shall continue to make regularly scheduled payments of Debt Service and (ii) shall make the payments described in priority First set forth in Section 4.2 hereof until the Trustee receives from HMGN the Purchase Price (as defined in Section 6.2 of the Project Agreement), identified as such to the Trustee.

     (b) The Trustee shall notify each of the Lenders immediately of the Trustee's receipt of the Purchase Price and shall apply the Purchase Price and all other funds in the Offshore Retention Account in accordance with instructions of the Lenders (it being expressly acknowledged and agreed that such application of the Purchase Price may include the repayment of the Loans and the IFC equity) within three (3) Business Days of the Trustee's receipt of such instructions.

     Section 4.2    Revenue Sub-Account Withdrawals.  Subject to
Section 4.1 hereof and provided that the Trustee shall not have received a Notice of Default specifying an Event of Default (unless the Trustee shall have subsequently received written notice of the cure or waiver of such Event of Default from the Lenders), the Trustee is hereby authorized to make withdrawals from the Revenue Sub-Account pursuant to the applicable Payment Requisition or Correction Notice, in the following order of priority:

     (a)  First:         On the first Business Day of each
Quarter commencing after the Commercial Operation Date, withdraw and transfer for deposit in the Operations and Maintenance Sub-Account the amount required to be deposited therein pursuant to
Section 3.2 hereof;

     (b)  Second:   On the first Business Day of each Month
commencing after the earlier to occur of the Commercial Operation Date and September 15, 1999, withdraw and transfer for deposit in the Debt Payment Sub-Account the amount required to be deposited therein pursuant to Section 3.3(a) hereof;

     (c)  Third:         On the first Business Day of each
January, withdraw and transfer for deposit in the Maintenance
Reserve Sub-Account the amount, if any, required to be deposited therein pursuant to Section 3.4 hereof;

     (d)  Fourth:   On the earlier to occur of the Commercial
Operation Date and February 15, 2000, and the first Business Day of each Month thereafter, withdraw and transfer for deposit in the Debt Service Reserve Sub-Account, the amount, if any, required to be deposited therein pursuant to Section 3.5 hereof;

     (e)  Fifth:         On a monthly basis after the Project
Completion Date, withdraw and transfer for deposit in the Holding Account the amount, if any, permitted to be deposited therein pursuant to Section 3.6 hereof and Section 6.3 of the General Conditions.

If, on any date on which funds were required to be deposited in a sub-account pursuant to priorities First through Fourth above, the available funds in the Revenue Sub-Account were insufficient to make some or all of any such deposit, then, subject to and in accordance with the priorities set forth above, on the first day of each Month thereafter the Trustee shall withdraw from the Revenue Sub-Account and deposit into each such sub-account such shortfall, in addition to any amount required to be deposited in such sub-account on such date.

     Section 4.3 Operations and Maintenance Sub-Account Withdrawals. Within two (2) Business Days following a request of the Company pursuant to a Payment Requisition (or a Correction Notice), the Trustee shall withdraw from the Operations and Maintenance Sub-Account the amounts set forth in such Payment Requisition (or Correction Notice) and transfer such amounts to the payees or to the Nepal Retention Account as specified in such Payment Requisition or Correction Notice.

     Section 4.4 Debt Payment Sub-Account Withdrawals. On each Payment Date, or, at the request of the Lenders on any other date on which Debt Service is due and owing to the Lenders, the Trustee shall withdraw from the Debt Payment Sub-Account and transfer to the Lenders an amount equal to Debt Service due and owing to the Lenders, as set forth in a Debt Service and Reserve Deposit Certificate or Correction Notice.

     Section 4.5    Debt Service Reserve Sub-Account Withdrawals.

     (a) The Trustee shall, after application to the payment of Debt Service due and owing to the Lenders of all funds on deposit in the Debt Payment Sub-Account, withdraw from the Debt Service Reserve Sub-Account and pay over to the Lenders an amount equal to the balance of Debt Service then due and owing to the Lenders.

     (b) If funds on deposit in the Operations and Maintenance Sub-Account are insufficient to pay Operating and Maintenance Costs on the date specified in a Payment Requisition delivered pursuant to Section 4.3 hereof, before making any withdrawal required on such date pursuant to Section 4.5(a) hereof, the Trustee shall withdraw from the Debt Service Reserve Sub-Account and transfer to the Operations and Maintenance Sub-Account funds up to the amount of such deficiency, as set forth in a Payment Requisition or Correction Notice. The Trustee shall notify each of the Lenders of any withdrawal of funds pursuant to this
Section 4.5(b).

     (c) Whenever funds on deposit in the Debt Service Reserve Sub-Account are in excess of the Debt Service Reserve Requirement (as specified in the most recent Debt Service and Reserve Deposit Certificate (or Correction Notice) delivered to the Trustee), the Trustee shall withdraw such excess funds from the Debt Service Reserve Sub-Account and transfer such excess funds to the Revenue Sub-Account.

     Section 4.6    Maintenance Reserve Sub-Account Withdrawals.

     (a) The Trustee shall withdraw from the Maintenance Reserve Sub-Account to pay when due costs of scheduled major maintenance or extraordinary repair or replacement of the Project, in accordance with a Payment Requisition (delivered to the Trustee and each of the Lenders at least thirty (30) Business Days prior to the proposed transfer date) or a Correction Notice.

     (b) The Trustee shall, after application to the payment of Debt Service due and owing on the Loans of all funds on deposit in the Debt Payment Sub-Account and the Debt Service Reserve Sub-Account, withdraw from the Maintenance Reserve Sub-Account and pay over to the Lenders an amount equal to Debt Service then due and owing to the Lenders. Funds so transferred shall be replenished on the earliest possible date from available funds in the Revenue Sub-Account, subject to and in accordance with the priorities set forth in Section 4.2 hereof.

     (c) The Trustee shall notify each of the Lenders of each withdrawal of funds from the Maintenance Reserve Sub-Account.

     Section 4.7    Construction Sub-Account Withdrawals.

     (a) Prior to the Project Completion Date and provided that the Trustee shall not have received a Notice of Default specifying an Event of Default (unless the Trustee shall have received subsequently written notice from the Lenders of the waiver of such Event of Default, and the Lenders shall not have delivered to the Trustee a Notice of Default specifying an Event of Default within the 30-day period following receipt of such notice(s) of waiver), the Company may from time to time request that funds be withdrawn from the Construction Sub-Account to pay Project Costs in accordance with a Payment Requisition or Correction Notice, and the Trustee shall make such withdrawals and payments as are specified in such Payment Requisition or Correction Notice.

     (b) Prior to the Commercial Operation Date, the Company may from time to time request that funds be withdrawn from the Construction Sub-Account to pay Operating and Maintenance Costs in accordance with a Payment Requisition or Correction Notice, and upon the Lenders' prior approval thereof, the Trustee shall make such withdrawals and payments as are specified in such Payment Requisition or Correction Notice.

     (c) From September 15, 1999 until the Commercial Operation Date, the Company may from time to time request that funds be withdrawn from the Construction Sub-Account to fund the Debt Payment Sub-Account pursuant to Section 3.3 hereof in accordance with a Payment Requisition or Correction Notice, and upon the Lenders' prior approval thereof, the Trustee shall make such withdrawals from the Construction Sub-Account and payments into the Debt Payment Account as are specified in such Payment Requisition or Correction Notice.

     (d) On the Business Day immediately following the Commercial Operation Date, the balance remaining, if any, of any proceeds of any Deficiency Loan or Deficiency Subscription on deposit in the Construction Sub-Account shall, upon the Lenders' instructions, be transferred to the Persons that provided such Deficiency Loans or Deficiency Subscriptions (pro rata based on the relative amounts of such funds provided by such Persons) if either Lender determines in its good faith judgment that a Project Funds Shortfall no longer exists. Notwithstanding the foregoing, each Lender shall maintain the right to issue a Deficiency Notice (and the Sponsors shall be bound thereby) in respect of any future Project Funds Shortfall at any time thereafter in accordance with the Project Funds and Share Retention Agreement. Upon receipt of a Lender Completion Notice from the Lenders, the balance remaining, if any, of any proceeds of any Deficiency Loan or Deficiency Subscription on deposit in the Construction Sub-Account shall, upon the Lenders' instructions, be transferred to the Persons that provided such Deficiency Loans or Deficiency Subscriptions (pro rata based on the relative amounts of such funds provided by such Persons).

     (e) Upon receipt of a Lender Completion Notice from the Lenders, after making any payments required pursuant to the last sentence of Section 4.7(c) hereof, the balance remaining, if any, of all amounts paid pursuant to Section 2.1(a) of the Subscription Agreements and loan and equity disbursements made pursuant to the Investment Agreement on deposit in the Construction Sub-Account shall, upon the Lenders' instructions, be transferred to the Persons that provided such funds (pro rata based on the relative amounts of such funds provided by such Persons).

     Section 4.8    Insurance Proceeds Sub-Account Withdrawals.

     (a) If, within 30 days of receipt of the Company's notice that the Project has been damaged or destroyed (and that the amount of the Company's claim or, if related, aggregate claims is more than seven hundred fifty thousand Dollars ($750,000) and less than five million Dollars ($5,000,000)), the Company has delivered to the Trustee and each of the Lenders a notice that it wishes to repair, reinstate or make good the loss and the Lenders have delivered to the Trustee notice that all conditions set forth in Section 5.3(b)(i)(B) of the General Conditions have been met, funds on deposit in the Insurance Proceeds Sub-Account shall be released to the Company from time to time to pay costs of repair, reinstatement or making good the loss or damage within ten (10) Business Days following receipt of an Insurance Proceeds Request. Upon receipt of written notice from the Company that the repair, reinstatement or making good of the loss or damage has been completed, the Trustee shall withdraw and transfer from the Insurance Proceeds Sub-Account any remaining Insurance Proceeds for deposit in the Revenue Sub-Account (if on or after the Commercial Operation Date) or the Construction Sub-Account (if prior to the Commercial Operation Date).

     (b) If the Trustee does not receive the notices described in subsection (a) above or if the Trustee shall have received a written notice that the amount of the claim or, if related, aggregate claims with respect to which Insurance Proceeds were received is five million Dollars ($5,000,000) or more and following expiration of any consultation period set forth in
Section 5.3(b)(ii) of the General Conditions, funds on deposit in the Insurance Proceeds Sub-Account shall be released in accordance with the written instructions of the Lenders.

     Section 4.9 Liquidated Damages Sub-Account Withdrawals. To the extent there is on deposit in the Liquidated Damages Sub-Account excess Performance Liquidated Damages which have been paid by the EPC Contractor and are remaining after the payment to the Lenders specified in Section 3.7(c) of the IFC Special Conditions and Section 3.7(d) of the DEG Special Conditions, such excess shall be withdrawn by the Trustee and applied to repay equity in an amount equal to (x) the Dollar amount which has then been paid in to the Company for the purchase of Shares, multiplied by (y) the Capacity Shortfall Percentage. Such amount shall be divided pro rata (based on the amount of equity contributed) among all shareholders of the Company. After such application, any remaining Performance Liquidated Damages shall be transferred to the Revenue Sub-Account.

     Section 4.10   Deficiency Sub-Account Withdrawals.

     (a) The Trustee shall apply the amounts in the Deficiency Sub-Account as directed by the Lenders. On the Business Day immediately following the Project Completion Date, the balance remaining, if any, after the application of amounts on deposit in the Deficiency Sub-Account as directed by the Lenders, of amounts in such Deficiency Sub-Account shall be transferred to Panda Energy International, Inc.

     (b) The Trustee shall apply the amounts in the Deficiency Sub-Account as directed by the Lenders. Prior to the Project Completion Date, the balance remaining, if any, after the application of amounts on deposit in the Deficiency Sub-Account as directed by the Lenders, of amounts in such Deficiency Sub-Account shall be transferred to Panda Energy International, Inc. in accordance with Section 3.3(c)(iv) of the Share Retention and Project Funds Agreement.

     Section 4.11   Cash Sub-Account Withdrawals.

     (a) The Trustee shall apply the amounts in the Cash Sub-Account as directed by the Lenders. Prior to Final Acceptance, after the application of amounts on deposit in the Cash Sub-Account as directed by the Lenders, the Cash Sub-Account Excess (as such term is defined in the Share Retention and Project Funds Agreement) shall be transferred to Panda Energy International, Inc. in accordance with Section 7.1(d) of the Share Retention and Project Funds Agreement.

     (b) The Trustee shall apply the amounts in the Cash Sub-Account as directed by the Lenders. Following Final Acceptance, the balance remaining, if any, after the application of amounts on deposit in the Cash Sub-Account as directed by the Lenders, of amounts in such Cash Sub-Account shall be transferred to Panda Energy International, Inc. in accordance with Section 7.1(e) of the Share Retention and Project Funds Agreement. The Trustee shall apply such amounts as directed by the Lenders.

     Section 4.12 No Other Rights of Withdrawal. Except as specifically set forth in this Article 4 or in Section 7.4 hereof, the Company shall have no right to request withdrawals in respect of the Offshore Retention Account.

                           ARTICLE 5

                      REMEDIES ON DEFAULT

     Section 5.1 Action by the Trustee. If the Trustee receives a Notice of Default specifying an Event of Default from the Company or either Lender, then the Trustee shall take such action or shall refrain from taking such action with respect to such Event of Default as the Trustee shall be directed in writing by such Lender. Such actions may include proceeding to protect and enforce the rights vested in the Trustee by the Loan Documents (including, without limitation, bringing appropriate judicial proceedings or taking any of the actions as shall be provided for in the Loan Documents). Without limiting the foregoing, if the Trustee receives a Notice of Default specifying an Event of Default from the Company or either Lender, the Trustee shall accumulate all monies then held by the Trustee and, unless the Lenders shall otherwise direct in writing, shall not pay to the Company or any other Person other than the Lenders any amounts of monies held by the Trustee pursuant to this Agreement; provided, however, that the Trustee (i) shall continue to make regularly scheduled payments of Debt Service, and (ii) unless otherwise directed in writing by the Lenders, shall make the payments described in priority First set forth in Section 4.2 hereof.

     Section 5.2    For Benefit of the Lenders Only.  The
provisions of this Article Five are for the benefit of the Lenders and the Trustee only and may be enforced only by the Lenders or the Trustee.

                           ARTICLE 6

                          THE TRUSTEE

     Section 6.1 Appointment of Trustee; Powers and Immunities. The Lenders hereby appoint and authorize Wilmington Trust Company to act as their trustee with respect to the Collateral as provided herein and in the other Security Documents, and as their trustee, through its Designee, under the Nepal Agency and Retention Agreement, with such powers as are expressly delegated to the Trustee by the terms of this Agreement, the other Security Documents or the Nepal Agency and Retention Agreement, as applicable, together with such other powers as are reasonably incidental thereto. The Trustee shall not bear any duties or responsibilities except those expressly set forth in this Agreement, the Nepal Agency and Retention Agreement and the other Security Documents to which it is a party, and those necessarily incidental thereto. Except with respect to the Holding Account or as otherwise expressly provided herein, the Trustee shall only take such action under this Agreement as it shall be directed in writing by the Lenders. The Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement, the other Security Documents to which it is a party or the Nepal Agency and Retention Agreement from the Lenders or any court of competent jurisdiction. Wilmington Trust Company hereby accepts such appointment as trustee for the Lenders. In the event (i) a Sponsor Shareholder fails to make any Subscription Amount Payment or other payment as and when required under such Sponsor Shareholder's Equity Subscription Agreement, and/or (ii) Panda Energy International, Inc. fails to make any Deficiency payment as and when required under the Share Retention and Project Funds Agreement, and/or (iii) the Trustee and/or the Lenders receive notice (x) under any of the Equity Letters of Credit that any such Equity Letter of Credit will not be extended beyond the Stated Expiration Date or the New Stated Expiration Date (as such terms are defined in the Equity Letters of Credit), as the case may be, or (y) under either the Panda Letter of Credit or the Panda Project Completion Letter of Credit that such Panda Letter of Credit or Panda Project Completion Letter of Credit will not be extended beyond the then applicable expiration date thereof, the Trustee or the Lenders shall have the right at any time prior to the Stated Expiration Date, the New Stated Expiration Date or any other expiration date, as the case may be, to draw the full amount then available under such Equity Letter of Credit, Panda Letter of Credit or Panda Project Completion Letter of Credit, as the case may be. Any amounts so drawn shall be deposited in accordance with this Agreement or the Nepal Agency and Retention Agreement, as applicable.

     Section 6.2 Reliance by Trustee. The Trustee shall be entitled to rely upon any signature, certificate, notice or other document (including any cable, telegram, telecopy or telex) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and shall have no liability for its actions taken thereupon, unless due to the Trustee's gross negligence or willful misconduct. As to any matters not expressly provided for by this Agreement, the Trustee shall not be required or authorized to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Lenders, and shall in all such cases be fully protected in acting, or in refraining from acting, hereunder in accordance with such instructions, and any action taken or failure to act pursuant thereto, shall be binding on the Lenders.

     Section 6.3 Court Orders. The Trustee is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Trustee, provided the Trustee has notified each of the Lenders in advance of any such writ, order, judgment or decree and the Trustee's proposed actions in connection therewith. The Trustee shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Trustee's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

     Section 6.4    Concerning The Trustee.

     (a) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.4.

     (b) Any request, direction or authorization by the Company or the Lenders shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Trustee, signed in the name of any such party by any duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Trustee; provided that, in the case of any requisition, request or certificate which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether it conforms on its face to the requirements of this Agreement.

     (c) Whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any other agreement, the Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge to the contrary, may rely in good faith upon a certificate in writing, delivered to the Trustee and signed by any duly authorized officer of the Company (provided copies thereof have been delivered to each of the Lenders) and notice of such need for such proof or establishment shall be delivered to the Company and the Lenders, who may advise the Trustee in respect of such matter and the Trustee shall act in conformity with such advice.

     (d) The Trustee may rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice.

     (e) The Trustee shall not be under any obligation to take any action under this Agreement or under any other agreement at the request or direction of the Company or the Lenders unless reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction shall have been offered to the Trustee; nor shall the Trustee be required to take any action nor shall any provision of this Agreement be deemed to impose on the Trustee any obligation to take any action, if the Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement.

     (f) Except as explicitly provided herein, the Trustee shall not be bound to make any investigation into the accuracy or completeness of the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless an officer in the Corporate Trust Administration Department of the Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Trustee may make such further inquiry or investigation into such facts or matters as instructed by the Lenders.

     (g) Except as otherwise provided in written instructions given to the Trustee by the Lenders, the Trustee shall not have any duty (i) to arrange for any recording or filing of this Agreement or any other document or any financing statement or continuation statement or other notice or document relating thereto or to arrange for the maintenance of any such recording or filing, (ii) to arrange for the payment or discharge of any such recording or filing, (iii) to arrange for the payment or discharge of any tax, assessment or other governmental charge or any Lien, (iv) to confirm or verify any financial statements or, except as explicitly provided herein, observance of any of the Company's covenants under this Agreement or any other document.

     (h) Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will
(i) require the consent or approval or authorization or order of or the giving of other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware unless such consent, approval, authorization, order or other action has been obtained or given;
(ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Wilmington Trust Company unless such fee, tax or other governmental charge has been paid; or
(iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Trustee, as the case may be, contemplated hereby. The Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Company) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Trustee that such action will result in such consequences, the Trustee shall promptly give notice to such effect to each of the Lenders, and the Trustee may appoint a Co-trustee as hereinafter defined in accordance with paragraph (i) below to take any actions on its behalf.

     (i) If there is any enforcement of remedies or exercise of rights upon the occurrence of an Event of Default, or if the Trustee deems that, by reason of any present or future law of any jurisdiction, it may or may not effectively exercise any of the powers, rights or remedies granted to it under this Agreement or the other Security Documents, or hold title to the properties, in trust, as granted under this Agreement or the other Security Documents, or take any other action which may be desirable or necessary in connection therewith, or if the Trustee is excused from taking any required action pursuant to paragraph (h) above, the Trustee shall be entitled to appoint, to the extent consistent with applicable law, a separate or additional co-trustee (a "Co-trustee"). If the Trustee appoints an individual or institution as a Co-trustee:

                    (1)  the appointment of a Co-trustee by the
               Trustee shall be made only with the prior written consent of the Lenders, which consent shall not be unreasonably withheld or delayed; and

                    (2)  each and every remedy, power, right,
               title, interest, trust, duty and obligation expressed or intended by this Agreement or the other Security Documents to be exercised by or vested in, conveyed to or imposed upon, the Trustee with respect thereto shall be exercisable by and vest in the Co-trustee but only to the extent necessary, appropriate or desirable to enable it to exercise or have vested in it such powers, rights, trusts, titles, interests, duties and obligations and remedies, and every covenant and obligation necessary, appropriate or desirable to the exercise thereof by the Co-trustee shall run to and be enforceable by either of them. The Trustee shall have the right to terminate the appointment of a Co-trustee with the prior written consent of the Lenders, which consent shall not be unreasonably withheld or delayed. If any instrument in writing from the Company is required by the Co-trustee to more fully and certainly vest in and confirm to it such remedies, rights, powers, titles, interests, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. If the Co-trustee becomes incapable of acting, resigns or is removed, all the remedies, rights, powers, titles, interests, trusts, duties and obligations of the Co-trustee shall vest in and be exercised by the Trustee until the appointment of a successor to the Co-trustee.

     (j) The Trustee shall not be responsible or liable for any failure of the Designee to comply with any direction or instruction delivered by the Trustee, or any failure of the Designee to perform its covenants or obligations under the Nepal Agency and Trust Agreement, or any misconduct of the Designee.

     (k) In the event the Trustee is uncertain as to the application of any provision of this Agreement, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other provision hereof, or in the event that this Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, then the Trustee may seek instructions from the Lenders and shall not be liable to any person to the extent that it acts in good faith in accordance with the instructions of the Lenders.

     Section 6.5 Resignation or Removal of Trustee. Subject to the appointment and acceptance of a successor Trustee as provided below, the Trustee may resign at any time by giving notice thereof to each of the Lenders and the Company. The Trustee may be removed at any time with or without cause by either of the Lenders. Upon any such resignation or removal, the Lenders shall appoint a successor Trustee with (prior to an Event of Default) the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. If no successor Trustee shall have been appointed by the Lenders and shall have accepted such appointment within ninety (90) days after a retiring Trustee's giving of notice of resignation, then the retiring Trustee may, on behalf of the Lenders, appoint a successor Trustee, which shall be a bank or trust company reasonably acceptable to the Lenders. Any successor Trustee appointed by the Lenders or by a retiring Trustee shall have a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Trustee hereunder by a successor Trustee, (i) such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Trustee hereunder, and the retiring Trustee shall be discharged from its duties and obligations hereunder, and
(ii) the retiring Trustee shall promptly transfer the Offshore Retention Account, the Nepal Retention Account and the Holding Account and all other Collateral to the possession or control of the successor Trustee and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Trustee with respect to the Offshore Retention Account, the Nepal Retention Account and the Holding Account and all other Collateral to the successor Trustee. After the retiring Trustee's resignation or removal hereunder as Trustee, the provisions of this Article 6 and of Article 7 hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Trustee.

                           ARTICLE 7

                EXPENSES; INDEMNIFICATION; FEES

     Section 7.1    Expenses.

     (a)  The Company agrees to pay or reimburse within thirty
(30) days of demand therefor all out-of-pocket expenses of the Trustee (including reasonable expenses for legal services) in respect of, or incident to, the preparation, execution and delivery of this Agreement, the administration of this Agreement and the Offshore Retention Account and the other Loan Documents, the enforcement of any of the provisions of this Agreement or any other Loan Document or in connection with any amendment, waiver or consent relating to this Agreement or any other Loan Document, provided that any such demand is accompanied by such supporting documentation as may be reasonably requested by the Company.

     (b) Without limiting the foregoing, the Company will upon demand pay to the Trustee or the Designee the amount of any and all reasonable fees and expenses which the Trustee or the Designee may incur in connection with:

                    (i)  the administration of this Agreement,
               the Nepal Agency and Trust Agreement or any other Security Document (including, without limitation, any fees and expenses relating to the conversion of payments required to be made to any Lender in any currency other than Dollars),

                    (ii) the custody, preservation, use or
               operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

                    (iii)     the exercise or enforcement of any
               of the rights of the Trustee on behalf of the Lenders hereunder or under any other Security
               Document, or

                    (iv) the failure by the Company to perform or
               observe any of the provisions hereof or under any Security Document.

     (c) In the event the Trustee is required, pursuant to a written demand from any Governmental Authority, to pay any withholding taxes to any Governmental Authority, the Trustee shall promptly notify each of the Lenders and the Company of the receipt of such written demand and the Company shall promptly thereafter, but in no event prior to the last date on which such withholding taxes are due and payable, pay the amount of such withholding taxes. The Trustee shall not pay any withholding taxes to such Governmental Authority until the last date on which such withholding taxes are due and payable. If at any time any such withholding taxes are payable, the Lenders agree to consult with the Company with a view to taking, and/or instructing the Trustee to take, such reasonable steps as the Trustee and the Lenders may take in order to minimize or eliminate any such withholding taxes; provided, however, that in no event shall the Lenders be required to take, or instruct the Trustee to take, any action which would adversely affect the rights, benefits or interests of the Lenders under any Principal Document.

     Section 7.2    Indemnification.

     (a) The Company agrees, unconditionally, absolutely, and irrevocably, to indemnify and hold harmless Wilmington Trust Company and the Trustee, its affiliates and their respective directors, officers, employees, attorneys, agents, servants and advisors, and their respective successors and assigns (each being an "Indemnified Party"), from and against any and all liabilities, damages, penalties, taxes (other than taxes in the nature of income or gross receipts taxes on the compensation received by Wilmington Trust Company for its services as Trustee hereunder), claims (including, without limitation, claims involving strict liability in tort), actions, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against such Indemnified Party in any way relating to this Agreement or any other Principal Document, the Collateral, the Project, or any part thereof, any of the transactions contemplated in any other Principal Document or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the creation, acceptance, operation, administration, ownership or rejection of the trust, the Collateral, the Project, or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the Project or the action or inaction of such Indemnified Party under this Agreement or such other documents. The Company shall not be required to indemnify any Indemnified Party (i) in the case of willful misconduct or gross negligence (or, in the case of handling of funds, simple negligence) on the part of an Indemnified Party in the performance of its duties under this Agreement or (ii) for the falseness or inaccuracy of any representation or warranty, or the breach of any covenant of, such Indemnified Party.

     (b) Without limiting the generality of the foregoing, the Company agrees to indemnify and hold harmless each Indemnified Party from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages, penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts' and consultants' fees and disbursements and investigation, laboratory and data review fees) imposed upon or incurred by any Indemnified Party (whether or not indemnified against by any other party) arising directly or indirectly out of:

                    (i)  the past, present or future treatment,
               storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials at or from the Site or the Project or any part thereof; and/or

                    (ii) the violation or alleged violation by
               the Trustee or any third party of any
               Environmental Laws with regard to the past, present or future ownership, operation, use or occupying of the Site or the Project or any part thereof.

     (c) The indemnities set forth in this Section shall be in addition to any other rights the Indemnified Parties may have. The indemnities and obligations contained herein shall survive the termination of the trust, any disposition by the Trustee of its interest in the Collateral, the Project or any other event.

     (d) The payor of any indemnity under this Section 7.2 shall be subrogated to any right of the Indemnified Party in respect of the matter as to which such indemnity was paid.

     (e)  The obligations of the Company pursuant to this
Section 7.2 shall survive the termination of this Agreement and the resignation or removal of such Indemnified Party.

     Section 7.3 Fees. The Company agrees to pay the Trustee the fees as separately agreed to by the Company, the Lenders and the Trustee in the letter agreement attached hereto as Schedule F.

     Section 7.4    Payments of Expenses and Indemnities.
Amounts required to be paid by the Company under Section 7.1 or
7.2 hereof shall be paid out of funds remaining in the Revenue Sub-Account after making any withdrawals then required pursuant to Section 3.2, 3.3, 3.4 or 3.5 hereof, as specified in a Payment Requisition. If funds so remaining in the Revenue Sub-Account are insufficient to pay such amounts, the Trustee shall withdraw from the Debt Service Reserve Sub-Account and transfer to the Person to whom such amount is owed funds up to the amount of such deficiency. Funds so transferred shall be replenished on the earliest possible date from available funds in the Revenue Sub-Account, subject to and in accordance with the priorities set forth in Section 4.2 hereof. The insufficiency of funds in the Revenue Sub-Account and/or the Debt Service Reserve Sub-Account shall not relieve the Company of its obligations to pay amounts required to be paid under Section 7.1 or 7.2 hereof.

                           ARTICLE 8

              SATISFACTION AND DISCHARGE OF TRUST

     Section 8.1    Satisfaction and Discharge of Trust.

     (a) If (i) at any time all Obligations owing to the Lenders have been paid in full and (ii) a period of one hundred twenty
(120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (i) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, then this Agreement shall cease to be of further effect; provided that the provisions of Article 7 shall survive such termination.

     (b) If (i) at any time the Trustee shall have received a notice from the Lenders that all Obligations owing to the Lenders have been paid in full and all obligations of the Lenders under the Investment Agreement have terminated, and (ii) a period of one hundred twenty (120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (i) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, then, upon payment in full of all amounts payable to the Trustee pursuant to Section 7.1, 7.2 or 7.3 hereof, this Agreement shall cease to be of further effect and the Trustee, at the cost and expense of the Company, upon delivery to the Trustee of a certificate signed by two (2) financial officers of the Company and concurred in by the Lenders stating that all conditions precedent to the satisfaction and discharge of this Agreement and the other Security Documents have been complied with, shall execute proper instruments acknowledging the satisfaction and discharge of this Agreement and shall transfer all funds, if any, in the Offshore Retention Account and investments made with funds in the Offshore Retention Account to the Company at such place and in such manner to be specified in writing by the Company. The Lenders agree to give the notice provided for in this paragraph without unreasonable delay.

                           ARTICLE 9

                      PARTICULAR COVENANTS

     Section 9.1    Reporting Requirements.

     (a) The Company shall deliver to the Trustee copies of each Annual Budget required to be delivered by the Company to the Lenders pursuant to the Investment Agreement or any other Loan
Document.

     (b) On or before 1 December of each year after the Project Completion Date, the Company shall deliver to the Trustee and to each of the Lenders a notice stating the Maintenance Reserve Requirement for the following year with an explanation of and documentation supporting the Company's calculation thereof. Unless the Lenders shall deliver a Correction Notice prior to the following January 1, the amount set forth in the Company's notice shall be the Maintenance Reserve Requirement for such year.

     (c) The Trustee shall, on a monthly basis and at such other times as the Lenders or the Company may from time to time reasonably request, provide to each of the Lenders and the Company account balance statements in respect of the Offshore
Retention Account.

     (d) Within two (2) Business Days of its receipt of such funds, the Trustee shall notify each of the Lenders and the Company of each deposit of funds in the Insurance Proceeds Sub-Account or in the Liquidated Damages Sub-Account, each deposit in the Construction Sub-Account of proceeds of any Deficiency Loan or Deficiency Subscription or Subscription Payment Amount, and each deposit in the Revenue Sub-Account of Liquidated Damages Proceeds in respect of delays.

     (e) The Company will deliver to the Trustee from time to time, when available, a schedule of Contract Months (as such term is defined in the PPA) under the PPA. On the last day of each such Contract Month, the Trustee shall notify each of the Lenders and the Company if it has not received payment by NEA under the PPA for the prior Contract Month.

     (f) Within two (2) Business Days of the date a payment in respect of Shares is due from a Sponsor, the Company shall deliver to the Trustee a properly completed certificate in the form of Schedule E hereto.

     (g) Within two (2) Business Days of its receipt of a certificate from the Company in the form of Schedule E hereto, the Trustee shall, upon verification of the information set forth in items 3, 6 and 7 of such certificate, sign and deliver such certificate to Nepal Rastra Bank.

     Section 9.2    Payment Requisitions, Etc.

     (a) Any notice, request or requisition given to the Trustee shall be in writing and shall state with specificity the date of the requested transfer, withdrawal, deposit or payment, the dollar amount, source and disposition of any such funds; provided, however, that any Payment Requisition or Correction Notice may be delivered by facsimile. The Lenders or the Company, as the case may be, may withdraw, modify, delete or amend any item in any notice, request or requisition delivered by it by delivering to the Trustee and the other parties hereto a notice in writing specifying any such withdrawal, modification, deletion or amendment.

     (b) Except as otherwise provided in this Agreement, each Payment Requisition shall be delivered by the Company to the Lenders not less than ten (10) Business Days prior to the proposed date of transfer of funds specified in such Payment Requisition.

     (c) At least ten (10) District of Columbia Business Days prior to the first day of each Month and each Payment Date after the Project Completion Date, the Company shall deliver to the Trustee and each of the Lenders a Debt Service and Reserve Deposit Certificate. The Trustee shall review such Debt Service and Reserve Deposit Certificate and will promptly notify the Company and each of the Lenders if, in the Trustee's opinion based on its review of the Annual Budget then in effect, the amounts requested to be transferred to the Operations and Maintenance Sub-Account or any sub-account of the Nepal Retention Account exceeds the amount permitted to be transferred to any such sub-account pursuant to Section 3.2 of this Agreement or
Section 3.2 of the Nepal Agency and Retention Agreement, as applicable.

     (d) The Trustee shall rely on each Payment Requisition or Debt Service and Reserve Deposit Certificate properly completed and signed by an Authorized Officer of the Company, unless, prior to the date funds are withdrawn by the Trustee, the Lenders shall have delivered a Correction Notice to the Trustee (with copies to the Company). Upon receipt thereof, the Trustee shall rely on such Correction Notice or, if the Lenders have issued a Correction Notice requesting additional information, the Trustee shall not make any withdrawals of funds until the Lenders have notified the Trustee that they have received the requested information and that withdrawals may be made in accordance with the Payment Requisition or Debt Service and Reserve Deposit Certificate or the Lenders' Correction Notice. If the Company fails to deliver any Payment Requisition or Debt Service and Reserve Deposit Certificate when required hereunder, the Lenders may do so on the Company's behalf.

     (e) Until the Lenders shall otherwise notify the Trustee, all transfers to be made to the Lenders hereunder shall be in accordance with the transfer instructions set forth in Schedule D hereto. All transfers to the Lenders shall be made in Dollars.

     Section 9.3 Default Notices. The Company shall give a Notice of Default to the Trustee and each of the Lenders of any act, occurrence or condition the happening or existence of which constitutes a Default or an Event of Default, immediately upon becoming aware of the occurrence or existence thereof. Each Lender may also deliver a Notice of Default if a Default or Event of Default has occurred and is continuing under the Investment Agreement. Any such Notice of Default shall specify the nature of such act, occurrence or condition, and any Notice of Default delivered by the Company shall describe the steps taken by the Company to cure such Default or Event of Default. The Trustee shall rely on any Notice of Default it shall receive from either Lender or the Company. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless and until it shall have received a Notice of Default in respect thereof from either Lender or the Company. The Trustee shall deliver copies of any such notice to the Lenders, the Company and each Sponsor promptly after receipt thereof.

     Section 9.4    Completion Notices.

     (a) The Trustee shall, within two (2) Business Days of receipt from the Company of a Company Completion Certificate, distribute copies of such Company Completion Certificate to each of the Lenders, with a notice stating the date on which such Company Completion Certificate was received by the Trustee.

     (b) The Trustee shall, within two (2) Business Days of receipt from the Lenders of a Lender Completion Notice, distribute copies of such Lender Completion Notice (and, if such Lender Completion Notice is undated, a notice stating the date on which such Lender Completion Notice was received) to the Company.

     Section 9.5 Other Notices. The Trustee shall promptly notify each of the Lenders of any matter of which the Trustee becomes aware in the course of performance of its obligations under this Agreement that may, in the opinion of the Trustee, be of concern to the Lenders, including without limitation, any failure of the Company to deliver a Payment Requisition, Debt Service and Reserve Deposit Certificate or other notice or request to the Trustee when anticipated under the terms of this Agreement.

     Section 9.6 Business Days. If any transfer, withdrawal, deposit or payment of any funds by the Trustee, or any other action to be taken by the Trustee under this Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, payment or other action shall be made or taken on the next succeeding Business Day.

                           ARTICLE 10

                 REPRESENTATIONS AND WARRANTIES

     Section 10.1   Representations and Warranties of the
Company. The Company represents and warrants that as of the date hereof:

     (a) it (i) is a private limited liability company duly incorporated and registered under the Nepalese Company Act, 2021, validly existing and in good standing under the laws of Nepal and
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Principal Documents;

     (b) it has the corporate power to execute, deliver and perform the terms and provisions of each of the Principal Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Principal Documents. The Company has duly executed and delivered each of the Principal Documents to which it is party, and each such Principal Document constitutes its legal, valid and binding obligation;

     (c) neither the execution and delivery by the Company of the Principal Documents to which it is a party, nor the Company's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated by the Investment Agreement and the other Loan Documents:

                    (i)  will contravene any provision of any
               applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or any Governmental Approval relating to the Company or the Project, including, without limitation, any Remittance and Repatriation Approval,

                    (ii) conflicts or is inconsistent with or
               results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, Loan Document, Principal Document or any other material agreement, contract or instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or

                    (iii)     violates any provision of the
               Memorandum of Association, the Articles of Association or the Joint Venture Agreement of the Company;

     (d) no Governmental Approval, except those which have been obtained or made and are in full force and effect and those which are listed in Schedule 4.4 to the General Conditions, is required to authorize, or is required in connection with, (i) the execution, delivery or performance of any Principal Document to which the Company is a party, (ii) the legality, validity, binding effect or enforceability of any such Principal Document or (iii) carrying out the Project;

     (e) it has power to open and maintain the Offshore Retention Account, the Holding Account and the Nepal Retention Account and has taken all necessary corporate and other action required to authorize the opening and maintenance thereof upon the terms referred to herein and the execution and delivery of all such documents as are necessary for the purpose thereof;

     (f) except for the approval of the Nepal Rastra Bank for the establishment of the Offshore Retention Account and the Holding Account and the remittance of foreign currency to and from the Offshore Retention Account and the Nepal Retention Account, which have been obtained and are in full force and effect, it is not necessary to permit the performance of or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the assignment, charge, security interest and Lien on the Collateral created by this Agreement, that this Agreement be filed, recorded or enrolled with any Governmental Authority;

     (g) all consents, licenses, approvals or authorizations of or declarations to or registrations with Governmental Authorities and the payment of all stamp duties and other transaction taxes required to make this Agreement and the assignment, charge, security interest and Lien on the Offshore Retention Account created under this Agreement and the Security Agreement and Assignment legal, valid and enforceable as a first assignment, charge, security interest and Lien over the Offshore Retention Account and admissible in evidence, and to enable it lawfully to enter into and perform its obligations hereunder and thereunder, have been obtained or made and are in full force and effect; and

     (h) this Agreement and the Security Agreement and Assignment are effective to create a valid assignment, charge, security interest and Lien over the Offshore Retention Account and the Nepal Retention Account, constituting in favor of the Trustee for the benefit of the Lenders a first priority security interest with respect to the Offshore Retention Account and the Nepal Retention Account, and all cash, investments and securities at any time on deposit therein, to the exclusion of all other obligations of the Company to its other creditors.

     Section 10.2   Representations and Warranties of Wilmington
Trust Company. Wilmington Trust Company, in its individual capacity, hereby represents and warrants that:

     (a) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms; and

     (b) it is a banking corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement, and has full right, power and authority to enter into and perform its obligations as the Trustee under each of the Principal Documents to which the Trustee is a party; and

     (c) the execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, or violate any of the terms or provisions of its articles of incorporation, by-laws or other governing documents, or any judgment, decree or order or any law, statute, rule or regulation applicable to it.

                           ARTICLE 11

                    MISCELLANEOUS PROVISIONS

     Section 11.1 Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties herein (subject to Section 2.1(b) hereof).

     Section 11.2   Successors or Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither the Trustee nor the Company may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Notwithstanding any such assignment by the Company, the Company shall remain liable under Sections 7.1 and
7.2 hereof if, as of the date of such transfer, the transferee or assignee does not have a net worth at least equal to the net worth of the Company, in each case, as determined on the date of such transfer. Each of the Lenders may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Commitment or the IFC Loans or the DEG Loan, as the case may be, in accordance with the Investment Agreement.

     (b) This Agreement, and the Liens and security interests granted in the other Security Documents, shall be a continuing security and accordingly shall not be discharged by an intermediate payment by or on behalf of the Company.

     (c) Any rights conferred on the Trustee or the Lenders by this Agreement shall be in addition to and not in substitution for or derogation of any other rights and remedies which the Lenders may at any time have under the Investment Agreement or other Loan Documents or otherwise, including, without limitation, rights to seek and obtain from the Company or any party to the Security Documents reimbursement of or indemnification against payments made or liabilities incurred under the Investment Agreement or the other Loan Documents or otherwise.

     (d) Neither the Trustee nor the Lenders shall be obliged before taking any steps to enforce or to seek to enforce any rights conferred on any of them pursuant to the security created by this Agreement and the Security Agreement and Assignment or before exercising any of the rights, powers and remedies conferred upon any of them by this Agreement or by law (and the Company hereby irrevocably waives any right or benefit afforded by applicable law that would require the Trustee or the Lenders)
(i) to make any demand on or to take action or obtain judgment in any court against the Company or any party to any Loan Document,
(ii) to make or file any claim in a bankruptcy, winding-up, liquidation or reorganization of the Company or any such party, or (iii) to enforce or to seek to enforce any other rights or remedies either of them may have against the Company or their rights or remedies against any such party.

     Section 11.3 Notices. All notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (c) when transmitted by facsimile, upon acknowledgment of receipt by the recipient. Any party may designate from time to time by written notice to the other parties another address to which notices are to be sent.

ADDRESSES:

Bhote Koshi Power Company Private Limited
KHA 1-960
Kalimati, Tahachal
Kathmandu, Nepal
Attention:   Project Manager
Facsimile:   011 977-1-270027


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433, United States
Attention:   Director, Power Department
Facsimile:   (202) 974-4307


DEG-Deutsche Investitions-und
Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany
Attention:   Infrastructure Department
Facsimile:   011 49 221 4986 107


Trustee or Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
Attention:   Corporate Trust Administration
Telephone:   (302) 651-8726
Facsimile:   (302) 651-8882

   Section 11.4 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

   Section 11.5 Headings Descriptive. The headings of the several Articles of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

   Section 11.6 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement is a contract made under the laws of the State of Delaware of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such State. Each of the Company and the Trustee agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware in the County of New Castle or of the United States for the District of Delaware and, by execution and delivery of this Agreement, each of the Company and the Trustee hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Company and the Trustee agrees that a judgment in any such action or proceeding shall be conclusive and binding upon itself, and may be enforced in any other jurisdiction, including without limitation Nepal, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Company hereby irrevocably designates, appoints and empowers Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, Delaware, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in Wilmington, Delaware on the terms and for the purposes of this provision satisfactory to the Lenders. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in Section 11.3 hereof, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of the Trustee or the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in Nepal or in any other jurisdiction.

   (b) Each of the Company and the Trustee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   Section 11.7   Survival.  All indemnities, agreements,
representations and warranties made herein shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

   Section 11.8 No Waiver; Cumulative Remedies. No failure or delay on the part of the Trustee or the Lenders in exercising any right, power or privilege hereunder or under any other Loan Document, and no course of dealing between the Company and the Trustee or the Lenders, shall impair any such right, power or privilege or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or provided in any other Loan Document are cumulative and not exclusive of any rights, powers or remedies which the Trustee or the Lenders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee or the Lenders to any other or further action in any circumstances without notice or demand.

   Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

   Section 11.10 Communications. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translation shall be the governing version between the Company, the Lenders and the Trustee.

   Section 11.11 Amendments. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by all of the parties hereto.

   Section 11.12 Further Assurances. From time to time, the Company shall execute and deliver to the Trustee and each of the Lenders such additional documents as the Lenders may require to carry out the purposes of this Agreement or to preserve and protect the Lenders' rights as contemplated herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

                       BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                       By:
                           Name:
                           Title:



                      INTERNATIONAL FINANCE CORPORATION


                      By:
                          Name:
                          Title:    Authorized Signatory


                       DEG-DEUTSCHE INVESTITIONS-und
                       ENTWICKLUNGSGESELLSCHAFT mbH


                       By:
                           Name:
                           Title:


                       WILMINGTON TRUST COMPANY, in its individual capacity and as Trustee


                       By:
                           Name:
                           Title:



                           SCHEDULE A

                  FORM OF PAYMENT REQUISITION

                             [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
USA
Attention:  Corporate Trust Administration


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433, United States
Attention:   Director, Power Department


DEG-Deutsche Investitions-und
Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany
Attention:   Infrastructure Department


Dear Sirs:

        Reference is made to the Trust and Retention Agreement (the "Agreement"), dated as of the Closing Date, among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and Wilmington Trust Company, as trustee (the "Trustee"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

I. The Company hereby requests that, on                      ,
the Trustee, in accordance with Section 4.3 of the Agreement, withdraw the following amounts from the Operations and Maintenance Sub-Account and transfer such amounts to the payees indicated below:

   Payee                                   Amount of Payment




   [Nepal Retention Account]

   The Company hereby requests that the Trustee instruct the
Designee to deposit $             in the Nepal Dollar Sub-
Account.

   The Company hereby certifies that such withdrawals and transfers are to be made to pay Operating and Maintenance Costs or Project Costs, that the Dollars requested to be deposited in the Nepal Dollar Sub-Account will be used to pay Operating and Maintenance Costs or Project Costs, and that the amount of such Operating and Maintenance Costs to be paid does not exceed by more than 10% the amount budgeted therefor in the Annual Budget for the relevant period.

II.     The Company hereby requests that, on                  ,
the Trustee withdraw the following amounts from the Construction
Sub-Account and transfer such amounts to the payees indicated below:

   Payee                              Amount of Payment





   The Company hereby certifies that such withdrawals and transfers are to be made to pay Project Costs and that the amount of each Project Cost to be paid does not exceed the amount budgeted therefor in the Annual Budget for the relevant period.

III. The Company hereby requests that the Trustee withdraw, in accordance with Section 4.5(b) of the Agreement, from the Debt Service Reserve Sub-Account the amount of US$_____________ and transfer such amount to the Operations and Maintenance Sub-
Account on [specify Business Day not earlier than       Business
Days from the date of delivery hereof to each of the Lenders and the Trustee]. The Company hereby certifies that, without such transfer, funds on deposit in the Operations and Maintenance Sub-Account are insufficient to pay when due Operating and Maintenance Costs.

IV. The Company hereby requests that, on [specify Business Day not earlier than 30 Business Days from the date of delivery hereof to each of the Lenders and the Trustee] the Trustee, in accordance with Section 4.6 of the Agreement, withdraw the following amounts from the Maintenance Reserve Sub-Account and transfer such amounts to the payees indicated below:

   Payee                              Amount of Payment





   The Company certifies that such withdrawals and transfers are to be made to pay costs of scheduled major maintenance or extraordinary repair or replacement of the Project.

V. The Company hereby requests that, on [enter date, which occurs monthly after the Project Completion Date], the Trustee withdraw the following amount from the Revenue Sub-Account and transfer such amounts to the Holding Account: $______________________.
In addition, the Company hereby requests that the Trustee direct the Designee to withdraw from the Nepal Reserve Sub-Account, on [same date], the following amount from the Nepal Reserve Sub-Account and transfer such amounts to the Nepal Holding Account:
Rs._____________.

   The Company hereby certifies that:

        (i) no Default or Event of Default has occurred and is continuing, no Force Majeure Event has occurred (unless the effect of such Force Majeure Event has been cured to the Lenders' satisfaction), and no event of default or default under any other Indebtedness of the Company will occur as a result of the contemplated transfer;

        (ii) the Debt Service Reserve Sub-Account, Debt Payment Sub-Account, Maintenance Reserve Sub-Account, the Operations and Maintenance Sub-Account, the Nepal Operations and Maintenance Sub-Account, the Nepal Reserve Sub-Account, the Nepal Dollar Sub-Account, and the Nepal Petty Cash Sub-Account are funded to the extent required under the Agreement or the Nepal Agency and Retention Agreement, as the case may be;

        (iii) the Debt Service Coverage Ratio for the preceding 12-month period equaled or exceeded 1.20:1 and, based on the Company's projections (calculated on the basis of assumptions developed by the Company and approved by the Lenders), the Debt Service Coverage Ratio for the following 12-month period will remain above 1.20:1;

        (iv) the aggregate amount to be transferred to the Holding Account equals the amount of funds remaining in the Revenue Sub-Account on [any date on a monthly basis occurring after the Project Completion Date] as specified in Section 3.6 of the Agreement; and

        (v) if IFC is a shareholder of the Company, the Person nominated by IFC is a member of the Board of Directors of the Company or such Person has resigned from the Board of Directors of the Company and IFC has not nominated a replacement therefor.

VI.     The Company hereby certifies that:

        (i) as of the date hereof no Default or Event of Default has occurred and is continuing which has not been waived by the Lenders [or if a Default exists, specifying the nature and extent thereof and what action the Company is taking with respect thereto]; and

        (ii) a copy of this Payment Requisition has been timely delivered to each of the Lenders in accordance with the provisions of the Agreement.

   The undersigned hereby certifies that he/she is an Authorized
Officer of the Company, and that, as such, is authorized to execute and deliver this Payment Requisition on behalf of the Company.


                            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


By:

Name:

Title:



                          SCHEDULE B

               FORM OF INSURANCE PROCEEDS REQUEST


                             [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
Attention:  Corporate Trust Administration
USA
Telephone: (302) 651-8726
Telecopy: (302) 651-8882

Dear Sirs:

     Reference is made to the Trust and Retention Agreement (the "Agreement"), dated as of the Closing Date among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and Wilmington Trust Company, as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

     The Company hereby certifies that the following information is true, correct and complete:

          1. No Event of Default under the Loan Documents has occurred and is continuing.

          2. The Company hereby requests that the Trustee withdraw funds from the Insurance Proceeds Sub-Account and make the following payments in respect of work completed or materials furnished in connection with the repair, restoration or replacement of the Project:

               Amount              Payee




          3. The sum requested above either has been paid by the Company, or is, to the best of the Company's knowledge, justly due to the contractors, subcontractors, materialmen, engineers, architects or other Persons who have rendered services or furnished materials for the repair, restoration or replacement of the Project. Attached hereto is a brief description of such services and materials and the amounts so paid or due to each of said Persons in respect thereof. No part of such expenditures has been or is being made the basis, in any previous or pending request, for the withdrawal of funds from the Insurance Proceeds Sub-Account or has been made out of Insurance Proceeds received by the Company, and the sum requested does not exceed the value of the services and materials described in this certificate.

          4. Except for the amount, if any, stated pursuant to the foregoing paragraph 3 to be due for services and materials, plus any pending requests made pursuant to the foregoing paragraph 3, there is no outstanding Indebtedness shown on the Company's books or known to the undersigned, after due inquiry, which is due and payable on the date hereof for labor, wages, materials, supplies or services in connection with such repair, restoration or replacement of the Project.

          5. To the best of the Company's knowledge, the cost, as estimated by the undersigned, of the repair, restoration or replacement of the Project required to be done subsequent to the date hereof in order to complete the same, does not exceed funds remaining in the Insurance Proceeds Sub-Account.

          6. A copy of this Insurance Proceeds Request has been timely delivered to each of the Lenders in accordance with the Agreement.

     The undersigned hereby certifies that he/she is an Authorized Officer of the Company, and that, as such, is authorized to execute and deliver this Insurance Proceeds Request on behalf of the Company.


                         BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                         By:
                             Name:
                             Title:



                          SCHEDULE C

      FORM OF DEBT SERVICE AND RESERVE DEPOSIT CERTIFICATE

                             [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
USA
Attention:  Corporate Trust Administration
Telephone:  (302) 651-8726
Telecopy:  (302) 651-8882


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433, United States
Attention:  Director, Power Department
Facsimile:  (202) 974-4307


DEG-Deutsche Investitions-und
Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany
Attention:     Infrastructure Department
Facsimile:     011 49 221 4986 107

Dear Sirs:

     Reference is made to the Trust and Retention Agreement (the "Agreement"), dated as of the Closing Date among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and Wilmington Trust Company, as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

I. In accordance with Section(s) [enter 3.2, 3.3, 3.4 or 3.5 as appropriate] of the Agreement, the Company hereby sets forth the following information, certifies that such information is true, correct and complete for the date to which this Debt Service and Reserve Deposit Certificate relates, and requests that the Trustee make the following deposits to the specified sub-accounts from the Revenue Sub-Account (Account No. 43370-1) as set forth below:

     Account                                 Deposit Amount

Operations and Maintenance
Sub-Account:
_________________
(Account No. 43370-2)

     1.10 x Amount budgeted
     for Quarter:  __________________
     Current Balance:  __________________

Debt Payment Sub-Account
__________________
(Account No. 43370-3)

Debt Service Reserve Sub-Account
__________________
(Account No. 43370-4)

     Debt Service Reserve
     Requirement:                            __________________
Current Balance:
__________________

Maintenance Reserve Sub-Account
__________________
(Account No. 43370-5)

     In addition, the Company hereby certifies that

          (i) for the Quarter commencing on [insert date], the amount of Rupees budgeted in the Annual Budget for Operating and Maintenance Costs payable in Rupees is _________Rs., and the Company requests that the Trustee direct the Designee to deposit such amount multiplied by 1.10, minus ________ (the amount currently on deposit in the Nepal Operations and Maintenance Sub-Account) in the Nepal Operations and Maintenance Sub-Account;

          (ii) the Rupee amounts received from NEA pursuant to the PPA deposited in the Nepal Retention Account since the date of the most recent Debt Service and Reserve Deposit Certificate delivered to the Trustee equals in the aggregate __________Rs.; and

          (iii) the Company requests that the Trustee direct the Designee to convert all remaining Rupees in the Nepal Retention Account, ________Rs., into Dollars in accordance with the procedures set forth in the Nepal Agency and Retention Agreement.


II. The Company hereby requests that the Trustee, in accordance with Section 4.4 of the Agreement, make each of the following payments to the Lenders in respect of Debt Service from the account indicated on [insert applicable Payment Date]:

              Amount of        Account from Which
            Debt Service**   Funds to be Transferred





     The undersigned hereby certifies that he/she is an Authorized Officer of the Company, and that, as such, he/she is authorized to execute and deliver this Debt Service and Reserve
Deposit Certificate on behalf of the Company.

     The Company hereby certifies to the Trustee that a copy of this Debt Service and Reserve Deposit Certificate has been timely delivered to each of the Lenders in accordance with the provisions of the Agreement.


                         BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                         By:
                             Name:
                             Title:




                           SCHEDULE D

                      TRANSFER INSTRUCTIONS


For IFC:

     Northern Trust International Banking Corporation
     New York, New York
     (Account No. CHIPS ID 142255), in favor of
     International Finance Corporation

For DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH:
     Westdeutsche Landesbank Koeln
     Account:  406066
     Bank Number:  BLZ 370 50000

For Wilmington Trust Company:

     Wilmington Trust Company
     ABA Routing Number 031100092
     For Credit to the Appropriate Account Name,
     For Credit to the corresponding Account Number
     Attn:  David Vanaskey


                          SCHEDULE E

        FORM OF CERTIFICATE OF EQUITY CAPITAL INVESTMENT


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
USA
Attention:  Corporate Trust Administration
Telephone: (302) 651-8726
Telecopy: (302) 651-8882


                                                           [DATE]

Dear Sirs:

     Reference is made to the Trust and Retention Agreement (the "Agreement"), dated as of the Closing Date among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and Wilmington Trust Company, as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

     The Company was due on [Date] a payment of $___________ in respect of Shares issued to [Sponsor].

     In accordance with Section 9.1(f) of the Agreement, the Company hereby delivers the attached certificate and certifies that the information contained therein is true, correct and complete for the date to which such certificate relates.

     The undersigned hereby certifies that he/she is an Authorized Officer of the Company, and that, as such, he/she is authorized to execute and deliver this certificate on behalf of the Company.

                    BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                    By:
                        Name:
                        Title:


                    WILMINGTON TRUST COMPANY
                       Rodney Square North
                    1100 North Market Street
                Wilmington, Delaware  19890-0001



Nepal Rastra Bank
Central Office
Foreign Exchange Department
Investment Section
P.O. Box Number 73
Baluwatar-Kathmandu, Nepal


                 THE RECEIPT OF FUNDS AS EQUITY
               CAPITAL INVESTMENT IN NEPAL COMPANY
                      FROM FOREIGN INVESTOR

                        BANK CERTIFICATE

  FORM                                                     DATE
  NO.

  1.     Name of Industry/Company
         In which foreign investor is investing:

  2.     Industry/Company Registration Number:

  3.     Name of foreign investor:
         Address of foreign investor:

  4.     Industry/Company's
         (a)  Authorized Capital:
         (b)  Paid Up Capital:

  5.     Foreign investors investment
         (a)  Amount
         (b)  Percentage

  6. Details of funds deposited in the Bank by foreign investor
         (a)  Currency & Amount
         (b)  Equivalent Nepali rupees

  7.     Foreign currency deposited in
         (a)  Agency Bank's Name
         (b)  Date

  I/we certify that the above stated foreign exchange has been deposited in this bank.


                  _____________________________
                      Authorized Signature
                           Bank Stamp

  cc:       1.   Industry Department, His Majesty's Government,
                 Tripureswor, Kathmandu, Nepal

            2.   Ministry of Water Resources, His Majesty's
                 Government, Singa Durbar, Kathmandu, Nepal


                            SCHEDULE F

                          FEE AGREEMENT

     This Agreement is made as of the Closing Date by and among Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), International Finance Corporation, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG") (IFC and DEG collectively referred to herein as the "Lenders") and Bhote Koshi Power Company Private Limited, a private limited liability company registered under the Nepalese Company Act, 2021 (the "Company").

                     W I T N E S S E T H

      WHEREAS, pursuant to a Trust and Retention Agreement dated as of the Closing Date (the "Trust Agreement"), among Wilmington Trust, IFC, DEG and the Company, Wilmington Trust will act as Trustee on behalf of the Lenders in connection with the financing of a hydroelectric power plant in Sindhupalchok District in Nepal;

     WHEREAS, pursuant to Section 7.3 of the Trust Agreement, the Company has agreed to pay the fees and expenses of Wilmington
Trust for its services as Trustee, as agreed to by Wilmington
Trust, the Lenders and the Company;

     WHEREAS, Wilmington Trust, the Lenders and the Company desire to set forth with greater particularity the specific agreement as to the compensation owing to Wilmington Trust pursuant to the Trust Agreement;

     NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

         (a) The compensation due and owing to Wilmington Trust pursuant to Section 7.3 of the Trust Agreement shall be as follows:

               (i)  Initial Fee:                  $15,000.00

(This fee covers the in-house legal and administrative review of all operative documents, the establishment of domestic and international accounts and cash flows and administrative duties related to the closing.)

              (ii)  Annual Administration Fee:    $18,000.00

(This fee covers the administration of the trust under the Trust
Agreement.)


             (iii)  Closing Attendance Fee:            $1,000.00

(This fee includes travel expenses for one officer's attendance at closing in New York City or Washington, D.C. for up to two days; to the extent that more than two days' attendance is necessary, there will be an additional fee of $500.00 per day. Should it be required to send two officers, there will be a $500.00 fee for the second officer's attendance. The Closing Attendance Fee for the officer's attendance at closing in other cities is $750.00 per day plus travel expenses; to the extent that more than two days attendance is necessary there will be an additional fee of $500.00 per day.)

            (iv) Transaction Fees:   (ONLY IF INCURRED)
                 Purchase, sale, withdrawal,
                 maturities, calls and puts of
                 domestic securities:               $15.00

                 Physical delivery of
                 domestic securities                $50.00

                 Purchase of Eurodollar
                 certificate of deposit:            $65.00

                 Principal amortizing securities
                 (per pool/per month):              $10.00

                             Wire charge (per transfer):

                                 Outgoing:        $12.00
                                 Incoming:        $ 7.00

Expenses Related to the Conversion of Payments to the Lenders in any Currency other than Dollars

(Transfers made by associate banks may result in additional wire charges.)

            (v)  Transfer or Re-Registration Fee:
                 (ONLY IF INCURRED)       $1,000.00

           (vi) Termination Fee:         To be determined

(Wilmington Trust reserves the right to charge a fee relating to the termination of the trust and the final distribution of the [Trust Property] held by the Trustee, such fee to be determined at the time of termination.)

Wilmington Trust acknowledges and agrees that the Lenders shall not be responsible or liable for the payment of any of its fees or expenses for its services as Trustee as provided herein, and further acknowledges and agrees that it shall look solely to the Company for the payment of all such fees and expenses.

      (b) In the event of a substantive change in the nature of the Trustee's duties, and in any event after the expiration of three years from the closing date, Wilmington Trust reserves the right to adjust its fees.

      (c) The Initial Fee, the first year's Annual Administration Fee, the Closing Attendance Fee and outside counsel's fees and expenses are due and payable within 30 days after the closing. Thereafter, the Annual Administration Fee is due and payable annually in advance on each anniversary of the closing date. Transaction Fees are due and payable annually in arrears. All fees are nonrefundable and will not be pro rated in the event of an early termination of the trust. In the event that the transaction does not close, Wilmington Trust reserves the right to be paid its initial fee.

       (d) Out of pocket expenses (including outside counsel's fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately.

     (e) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same Agreement.

     (f) Invoices should be sent to the Company, with a copy to each of the Lenders, at the addresses set forth below, or at such other address as such party shall hereafter furnish in writing:

          Bhote Koshi Power Company Private Limited
          KHA 1-960
          Kalimati, Tahachal
          Kathmandu, Nepal
          Attention:     Project Manager
          Facsimile:     011-977-1-270027

          International Finance Corporation
          2121 Pennsylvania Avenue, N.W.
          Washington, D.C. 20433, United States
          Attention:     Director, Power Department
          Facsimile:     (202) 974-4307

          DEG-Deutsche Investitions-und
          Entwicklungsgesellschaft mbH
          Belvederestrasse 40
          D-50933
          Koeln (Mungersdorf)
          Federal Republic of Germany
          Attention:     Infrastructure Department
          Facsimile:     011 49 221 4986 107


      (g) No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

      (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.


                           [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the day first above written.

                            WILMINGTON TRUST COMPANY


                            By:_______________________________
                               Name:__________________________
                               Title:_________________________


                            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                            By:_______________________________
                               Name:__________________________
                               Title:_________________________


                                  INTERNATIONAL FINANCE
                                       CORPORATION


                            By:________________________________
                               Name:___________________________
                               Title:__________________________


                            DEG-DEUTSCHE INVESTITIONS-und
                            ENTWICKLUNGSGESELLSCHAFT mbH


                            By:_______________________________
                               Name:__________________________
                               Title:_________________________


_______________________________

** Specify by amount of principal, interest, fees or other amount owed.